Exhibit 99.1

Regulus Reports Second Quarter 2017 Financial Results and Recent Events

Completed Public Offering Raising $46 Million in Gross Proceeds

Conference Call Today at 5:00 p.m. ET

LA JOLLA, Calif., August 1, 2017 – Regulus Therapeutics Inc. (Nasdaq: RGLS), a biopharmaceutical company leading the discovery and development of innovative medicines targeting microRNAs, today reported financial results for the six months ended June 30, 2017 and recent events.

“The successful completion of our recent public offering significantly strengthens our financial position through key clinical milestones of our lead programs, RG-012 and RGLS4326,” said Jay Hagan, President and Chief Executive Officer of Regulus. “We remain on track to deliver data from the RG-012 renal biopsy study and file an IND for RGLS4326 by year-end.”

Second Quarter Corporate Highlights and Recent Events

•	Completed public offering of common stock: In July, Regulus issued 50,600,000 shares at $0.91 per share raising approximately $46.0 million in gross proceeds.

•	Refocused pipeline programs: In June, Regulus announced a pipeline update that included the discontinuation of the RG-101 and RGLS5040 development programs.

•	Streamlined operations: In May, Regulus announced a corporate restructuring plan to focus on its most promising discovery and development programs. The restructuring plan included a workforce reduction of approximately 30%, which was completed in June.

•	Strengthened leadership team: During the second quarter, Jay Hagan was promoted to President and Chief Executive, Dan Chevallard was promoted to Chief Financial Officer, and Dr. Mark Deeg was promoted to Chief Medical Officer. In addition, Pascale Witz joined the Regulus board of directors.

Second Quarter Financial Results

Cash Position: As of June 30, 2017, Regulus had cash, cash equivalents and short-term investments of $40.1 million. In July 2017, Regulus completed an underwritten public offering of its common stock, and received net proceeds of approximately $43.0 million after deducting underwriting discounts, commissions and other estimated offering expenses.

Research and Development (R&D) Expenses: R&D expenses were $14.3 million and $30.0 million for the three and six months ended June 30, 2017, respectively, compared to $18.0 million and $34.8 million for the same periods in 2016. The decreases in R&D expenses were primarily driven by reductions in spend on the RG-101 program subsequent to the FDA clinical hold and non-cash stock-based compensation. These decreases were partially offset by non-recurring severance costs associated with our May 2017 corporate restructuring.

General and Administrative (G&A) Expenses: G&A expenses were $7.1 million and $11.0 million for the three and six months ended June 30, 2017, respectively, compared to $3.7 million and $8.8 million for the same periods in 2016. The increases in G&A expenses were attributable to non-recurring severance costs and non-cash stock-based compensation charges associated with our May 2017 corporate restructuring.

Revenue: Revenue was less than $0.1 million for each of the three and six months ended June 30, 2017, compared to $0.5 million and $1.0 million for the same periods in 2016.

Net Loss: Net loss was $21.6 million and $41.6 million for the three and six months ended June 30, 2017, respectively, compared to a net loss of $21.1 million and $42.3 million for the same periods in 2016. Basic and diluted net loss per share was $0.41 and $0.78 for the three and six months ended June 30, 2017, respectively, compared to $0.40 and $0.80 for the same periods in 2016.

Conference Call Details

Regulus will host a conference call and webcast today at 5:00 p.m. Eastern Time to discuss second quarter 2017 financial results and corporate highlights. A live webcast of the call will be available online at www.regulusrx.com. To access the call, please dial (877) 257-8599 (domestic) or (970) 315-0459 (international) and refer to conference ID 57973022. To access the telephone replay of the call, dial (855) 859-2056 (domestic) or (404) 537-3406 (international), passcode 57973022. The webcast and telephone replay will be archived on the Company’s website following the call.

About Regulus

Regulus Therapeutics Inc. (Nasdaq: RGLS) is a clinical stage biopharmaceutical company leading the discovery and development of innovative medicines targeting microRNAs. Regulus has leveraged its oligonucleotide drug discovery and development expertise to develop a well-balanced microRNA therapeutics pipeline complemented by a rich intellectual property estate to retain its leadership in the microRNA field. Regulus is advancing several programs in renal, hepatic and central nervous systems diseases. Regulus maintains its corporate headquarters in La Jolla, CA. For more information, please visit http://www.regulusrx.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements associated with the expected ability of Regulus to undertake certain activities and accomplish certain goals (including with respect to development and other activities related to RG-012 or RGLS4326), the projected timeline of clinical development activities, and expectations regarding future therapeutic and commercial potential of Regulus’ business plans, technologies and intellectual property related to microRNA therapeutics and biomarkers being discovered and developed by Regulus. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Regulus’ current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. These and other risks concerning Regulus’ financial position and programs are described in additional detail in Regulus filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Regulus undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Relations Contact:

Allison Wey

858-202-6321

awey@regulusrx.com

Regulus Therapeutics Inc.

Selected Financial Information

Condensed Statement of Operations

(In thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
	(Unaudited)
Revenues:
Revenue under strategic alliances	$18	$483	$36	$972
Operating expenses:
Research and development	14,278	18,007	30,030	34,772
General and administrative	7,057	3,664	11,016	8,767

Total operating expenses	21,335	21,671	41,046	43,539

Loss from operations	(21,317)	(21,188)	(41,010)	(42,567)
Other (expense) income, net	(419)	90	(751)	258

Loss before income taxes	(21,736)	(21,098)	(41,761)	(42,309)

Income tax benefit	128	8	132	13

Net loss	$(21,608)	$(21,090)	$(41,629)	$(42,296)

Net loss per share, basic and diluted	$(0.41)	$(0.40)	$(0.78)	$(0.80)

Weighted average shares used to compute basic and diluted net loss per share:	53,182,330	52,782,643	53,086,887	52,746,657

Regulus Therapeutics Inc.

Condensed Balance Sheets

(In thousands)

	Pro forma June 30, 2017	June 30, 2017	December 31, 2016
	(Unaudited)	(Unaudited)
Cash, cash equivalents and short-term investments	$83,087	$40,087	$76,111
Total assets	104,860	61,860	100,661
Term loan, less debt issuance costs	19,830	19,830	19,802
Stockholders’ equity	62,995	19,995	56,075

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